Exhibit (23) (a)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated November 26, 2008 relating to the financial statements and financial statement schedule, and the effectiveness of internal control over financial reporting, which appears in Hill-Rom Holding, Inc.’s Annual Report on Form 10-K for the year ended September 30, 2008. We also consent to the reference to us under the heading “Experts” in such Registration statement.
/s/ PRICEWATERHOUSECOOPERS LLP
PricewaterhouseCoopers LLP
Indianapolis, IN
February 13, 2009